UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

Hapi Metaverse Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2023, Hapi Metaverse Inc. (the “Company”) entered into a Convertible Credit Agreement (the “Credit Agreement”) with Value Exchange International, Inc. (“Value Exchange”), a Nevada corporation. The Credit Agreement was amended pursuant to an agreement dated December 19, 2023 (the “Amendment”). The Credit Agreement, as amended, provides Value Exchange with a maximum credit line of $1,000,000 with simple interest accrued on any advances of the money under the Credit Agreement at 8%. The principal amount of any advance of money under the Credit Agreement (each being referred to as an “Advance”) is due in a lump sum, balloon payment on the third annual anniversary of the date of the Advance. Accrued and unpaid interest on any Advance is due and payable on a semi-annual basis with interest payments due on the last business day of June and last business day of December of each year. The Company may demand that any portion or all of the unpaid principal amount of any Advance as well as accrued and unpaid interest thereon may be paid by shares of Value Exchange Common Stock in lieu of cash payment. In addition, an origination fee of $100,000 will be owed to the Company by Value Exchange, to be paid in cash or shares of Value Exchange Common Stock at the election of Value Exchange, payable one month from the effective date of the Amendment.

The Credit Agreement grants conversion rights to the Company. Each Advance shall be convertible, in whole or in part, into shares of Value Exchange Common Stock at the option of the Company at a conversion price of $0.045 per share.

In the event that the Company elects to convert any portion of an Advance into shares of Value Exchange Common Stock in lieu of cash payment in satisfaction of that Advance, Value Exchange shall issue to the Company five (5) detachable warrants for each share of Value Exchange Common Stock issued (“Warrants”). Each Warrant will entitle the Lender to purchase one (1) share of Common Stock at a per-share exercise price equal to the Conversion Price of $0.045. The exercise period of each Warrant will be five (5) years from date of issuance of the Warrant.

Our Chairman, Chan Heng Fai, and another member of our Board of Directors, Lum Kan Fai, are both members of the Board of Directors of Value Exchange. In addition to Mr. Chan, three other members of the Board of Directors of our majority stockholder, Alset Inc., are also members of the Board of Directors of Value Exchange (Mr. Wong Shui Yeung, Mr. Wong Tat Keung, and Mr. Danny Lim).

On December 15, 2023, the Company loaned Value Exchange $1,000,000 under the terms of the Convertible Credit Agreement.

The foregoing is a summary only and does not purport to be complete. It is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein and the Amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Convertible Credit Agreement, dated December 14, 2023.
10.2	Amendment Number One to the Convertible Credit Agreement, dated December 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPI METAVERSE INC.

	By:	/s/ Lui Wai Leung, Alan
	Name:	Lui Wai Leung, Alan
	Title:	Chief Financial Officer

Dated: December 20, 2023